UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 21, 2012

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Teledyne Technologies Incorporated
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-15295 (Commission File Number)	25-1843385 (I.R.S. Employer Identification No.)

1049 Camino Dos Rios Thousand Oaks, California (Address of principal executive offices)	91360 (Zip Code)

Registrant’s telephone number, including area code: (805) 373-4545

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)    On September 24, 2012, Teledyne Technologies Incorporated (“Teledyne”) announced that Dale A. Schnittjer, Teledyne’s Senior Vice President and Chief Financial Officer, will be retiring from that position with Teledyne effective November 18, 2012. A copy of the press release dated September 24, 2012, announcing Mr. Schnittjer’s retirement is attached as Exhibit 99.1 to this report.

(c)    On September 21, 2012, Teledyne’s Board of Directors appointed Susan L. Main, currently Teledyne’s Vice President and Controller, as Teledyne’s Senior Vice President and Chief Financial Officer, and Wajid Ali, currently Vice President and Chief Financial Officer of Teledyne DALSA, Inc., as Teledyne’s Vice President and Controller, in each case effective November 19, 2012.

Ms. Main, age 53, has been Vice President and Controller of Teledyne since March 2004. Mr. Ali, age 39, has been Vice President and Chief Financial Officer of Teledyne DALSA, Inc. (and its predecessor, DALSA Corporation) since May 2007. In connection with the appointment of Ms. Main and Mr. Ali to their new offices, the Personnel and Compensation Committee of Teledyne’s Board of Directors increased Ms. Main’s annual base salary and Annual Incentive Plan target percentage to $360,000 and 60%, respectively, and increased Mr. Ali’s annual base salary to $320,000. The Personnel and Compensation Committee of Teledyne’s Board of Directors approved a one-time lump sum payment of $175,000, which when grossed-up using a marginal tax rate of 47.97% (an additional $161,344), totals $336,344.  Additionally, Mr. Ali may also elect to either have Teledyne pay for his household move and shipping charges or receive a lump sum advance payment of $90,000, which when grossed-up using a marginal tax rate of 47.97% (an additional $82,977), totals $172,977.  Teledyne’s executive relocation policy allows for one-month salary for miscellaneous expenditures; Mr. Ali will receive $26,667.

Both Ms. Main and Mr. Ali currently participate in Teledyne restricted stock award/stock unit program, Performance Share Program (PSP) and stock option award program. Subject to approval of the Personnel and Compensation Committee, in connection with the anticipated grant of stock option awards in 2013, Ms. Main will receive a grant of 10,000 stock options and Mr. Ali will receive a grant of 8,000 stock options. In addition, Ms. Main’s target participation percentage for the final two years of the 2012-2014 PSP cycle will increase from 100% to 125% of base salary and Mr. Ali’s target participation percentage for the final two years of the 2012-2014 PSP cycle will increase from 75% to 100% of base salary.

Ms. Main is a party to an Amended and Restated Change in Control Severance Agreement dated January 31, 2011, and Mr. Ali is expected to become a party to a Change in Control Severance Agreement to be effective on November 19, 2012. These agreements have a three-year, automatically renewing term. The executive is entitled to severance benefits if (1) there is a change in control of Teledyne and (2) within three months before or 24 months after the change in control, either Teledyne terminates the executive’s employment for reasons other than cause or the executive terminates the employment for good reason. “Severance benefits” currently consist of:

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A cash payment equal to two times the sum of (i) the executive’s highest annual base salary within the year preceding the change in control and (ii) the Annual Incentive Plan bonus target for the year in which the change in control occurs or the average actual bonus payout for the three years immediately preceding the change in control, whichever is higher.

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A cash payment for the current Annual Incentive Plan bonus cycle based on the fraction of the year worked times the Annual Incentive Plan target objectives at 100% (with payment of the prior year bonus if not yet paid).

•	Payment in cash for unpaid performance share program awards, assuming applicable goals are met at 120% of performance targets.

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Continued equivalent health and welfare (e.g., medical, dental, vision, life insurance and disability) benefits at our expense for a period of up to 24 months after termination (with the executive bearing any portion of the cost the executive bore prior to the change in control);

provided, however, such benefits would be discontinued to the extent the executive receives similar benefits from a subsequent employer.

•	Removal of restrictions on restricted stock or restricted stock units issued under our restricted stock award/stock unit programs.

•	Up to $15,000 reimbursement for actual professional outplacement services.

•	Immediate vesting of all stock options, with options being exercisable for the full remainder of the term.

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In the event federal excise taxes are imposed on the executive as a result of the payments constituting an “excess parachute” as defined in Section 280G of the Internal Revenue Code the executive will receive the better of, on an after-tax basis, (a) the unreduced excess parachute payment with no tax gross up payment, or (b) a parachute payment reduced to a level below which an excise tax is imposed.

Effective April 22, 2009, Teledyne entered into individual Indemnification Agreements with directors and certain officers and executives of Teledyne, including Ms. Main, and will enter into such an agreement with Mr. Ali in connection with his appointment as Vice President and Controller. The Indemnification Agreements provide the directors and executives who are parties to the agreements with a stand-alone contractual right to indemnification and expense advancement to the greatest extent allowable under Delaware law. In addition, the agreement provides that:

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In a third-party proceeding, an indemnitee is entitled to indemnification if the indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of Teledyne and, if in a criminal action or proceeding, if the indemnitee had no reason to believe that his or her conduct was unlawful. In a third party proceeding, the indemnification obligation covers reasonable expenses, judgment fines, and amounts paid in settlement actually and reasonably incurred by the indemnity.

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In proceedings by or in the name of Teledyne (e.g., derivative suits), an indemnitee is entitled to indemnification if the indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of Teledyne. In derivative suits, the indemnification obligation covers reasonable expenses, but in proceedings where Teledyne is alleging harm caused by the indemnitee, the indemnitee would generally not be entitled to be indemnified for judgments, fines and amounts paid in settlement (otherwise Teledyne would effectively not recover any damages), unless perhaps a Delaware or other court determines otherwise despite the finding of liability.

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Teledyne has an obligation to advance, on an unsecured and interest free basis, reasonable expenses incurred by the indemnitee within 30 days of the indemnitee’s request. The indemnitee does not need to meet any standard of conduct to be entitled to advancement of expenses and there is no determination requirement to be made by the Board in connection with the advancements of expenses. An indemnity must repay any amounts advanced if it ultimately determined that the indemnity is not entitled to indemnification.

Teledyne’s indemnification obligations do not cover the following situations: (1) where indemnification payments have been made under Director’s & Officer’s insurance or other indemnification provisions; (2) where the claim is based on disgorgement of short-swing profits under Section 16(b) of the Exchange Act; (3) where the claim is based on reimbursement by the indemnitee to Teledyne of a bonus or other incentive-based or equity-based compensation if required under the Exchange Act (e.g., in connection with a restatement as a result of the company’s noncompliance with the financial reporting requirements required by Section 304 of the Sarbanes-Oxley Act); or (4) where the proceeding is initiated by the indemnitee (other than proceedings that are consented to by the Board or that the indemnitee initiates against Teledyne to enforce the Agreement).
Under the Indemnification Agreement, in the event of a change in control or if Teledyne reduces or does not renew its Director’s & Officer’s insurance coverage, Teledyne is required to purchase (or cause the acquirer or successor to Teledyne to purchase or maintain) a six-year tail policy, subject to a 200% premium cap. The agreement continues until the later of (i) 10 years after the indemnitee ceases to serve as a director or officer, and (ii) one year following the final termination of any proceeding subject to the agreement.

In connection with the acquisition of DALSA Corporation by Teledyne on February 12, 2011, Teledyne paid change in control and stay bonuses to certain key employees of DALSA Corporation, including Mr. Ali. Mr. Ali’s total change in control payment was CAD$630,000, of which CAD$157,500 remained to be paid on the second year anniversary of the acquisition.  Due to his promotion and relocation to Teledyne headquarters, he received this final amount on September 24, 2012.

A copy of the press release dated September 24, 2012, announcing the appointment of Ms. Main and Mr. Ali to their new positions is attached as Exhibit 99.1 to this report.

(e)    On September 21, 2012, the Personnel and Compensation Committee of the Board of Directors of Teledyne approved new annual base salaries for the Teledyne named executive officers set forth below, with effectiveness to be retroactive to September 9, 2012.

Name	Position	Base Salary

Aldo Pichelli	President and Chief Operating Officer, Instrumentation and Aerospace and Defense Electronics Segments	$425,000

Rex D. Geveden	President, Engineered Systems Segment and Teledyne Scientific & Imaging, LLC	$400,000

In setting such base salaries, the Personnel and Compensation Committee considered general industry and industry peer compensation information provided by independent compensation consultants, and internal pay comparisons.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit 99.1	Press Release dated September 24, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELEDYNE TECHNOLOGIES INCORPORATED

By:    /s/ Dale A Schnittjer
Dale A. Schnittjer
Senior Vice President and Chief Financial Officer

Dated: September 24, 2012

EXHIBIT INDEX

Description

Exhibit 99.1	Press Release dated September 24, 2012.